Exhibit 10.7

SECOND AMENDMENT TO LEASE
This Second Amendment to Lease (this “Amendment”) is entered into effective as of May 25, 2023 (the “Second Amendment Effective Date”) between LEGACY 1001 MINNEAPOLIS VENTURE, LLC, A Delaware limited partnership (“Landlord”), and SELECT COMFORT CORPORATION, now known as SLEEP NUMBER CORPORATION, a Minnesota corporation (“Tenant”).

RECITALS:
A.    Landlord and Tenant previously executed that certain Lease dated effective as of October 16, 2016, as subsequently amended by the First Amendment to Lease dated June 1, 2017 (collectively, the “Existing Lease”), for space in the building commonly known as 1001 Third Avenue South, Minneapolis, MN 55404 (the “Building”).
B.    Landlord and Tenant now desire to amend the Existing Lease so as to make certain other amendments to the Existing Lease, all as more fully set forth hereinafter, and to agree that the Existing Lease, as modified hereby, continues in full force and effect.
AGREEMENTS:
NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby agree as follows, effective as of the Second Amendment Effective Date, except where otherwise stated:
1.    Recitals: Defined Terms and References. The recitals set forth above are herein incorporated by reference and agreed to by Landlord and Tenant. All capitalized terms used herein that are not defined herein but are defined in the Existing Lease shall have the same meanings herein as in the Existing Lease. The term “Lease” as used hereinafter and in the Existing Lease shall mean and refer to the Existing Lease as amended by this Amendment.
2.    Solar Panel Installation. Tenant has requested Landlord’s consent to install a solar panel system (including any utility metering or similar mechanical features relating to solar storage, metering or transmission) on the roof of the Building above the Premises (the “Solar Panel System”), the proposed layout of which is attached hereto and incorporated herein as Exhibit A (the “Solar Panel Plans”). Subject to the terms and conditions of this Second Amendment, Landlord consents to Tenant’s installation of the Solar Panel System, as such system is described in the Solar Panel Plans. Tenant may not make any material changes to the Solar Panel Plans without Landlord’s prior written consent, which shall not be unreasonably withheld. The final Solar Panel Plans shall also be subject to Landlord’s prior written approval. Landlord makes no warranty or representation regarding the condition of the Building, including the roof, and its suitability for installation of the Solar Panel System. The Solar Panel System may be used and operated only during the Lease Term. All work done in connection with the installation of the Solar Panel System shall be subject to the requirements of Section 5.1(c), (e), (f), and (g) of the Lease. Upon any Event of Default, Landlord may, at its option, require that Tenant remove the Solar Panel System and restore the Building, as such restoration is outlined below. Landlord’s consent to the Solar Panel System is further conditioned on the following, and Landlord and Tenant agree as follows:
    (a)    Installation. Tenant shall complete installation of the Solar Panel System in accordance with the Solar Panel Plans and otherwise in accordance with Section 5.1(c), (e), (f), and (g) of the Lease and in a good and workmanlike manner and in conformance with all applicable laws, ordinances and statutes. Tenant shall complete installation of the Solar Panel System at its sole cost and expense.
    (b)    Maintenance and Repair. At all times following completion of the Solar Panel System, Tenant shall maintain the Solar Panel System, at its sole cost and expense, in good condition and repair, including making all needed maintenance, repairs and replacements thereto. If any damage is caused to the Building (including the roof of the Building) as a result of Tenant’s installation, maintenance, repair, or use of the Solar Panel System, Landlord will complete the necessary repairs to the Building, and remediate any roof or Building leaks, and Tenant shall reimburse Landlord for the cost of such roof or Building repairs within thirty (30) days of Landlord’s demand. Tenant shall notify Landlord of any repair or maintenance it intends to perform on the Solar Panel System within twenty (20) days of the scheduled repair or maintenance notice to Tenant (or such lesser time as is reasonable in connection with any emergency repair). Tenant shall notify Landlord promptly to the extent it becomes aware of any damage to the Building on account of the Solar Panel System.

    (c)    Restoration. Notwithstanding anything to the contrary contained in the Lease, upon expiration or earlier termination of the Lease, Tenant shall, at Landlord’s option, remove the Solar Panel System and restore the Building (including without limitation, the roof of the Building and all other parts of the Building which are affected by the installation of the Solar Panel System) to its condition as existed prior to Tenant’s installation of the Solar Panel System, reasonable wear and tear excepted. If Tenant does not so remove, restore and repair the Building at Landlord’s request, Landlord may complete such needed repairs and restoration and Tenant shall reimburse Landlord for the cost thereof within thirty (30) days of Landlord’s demand.

    (d)    Indemnity. Section 7.4 and 5.1(f) of the Lease, and specifically Tenant’s indemnity obligations therein, shall be applicable in all respects to Tenant’s installation, use, operation, maintenance, repair, and removal of the Solar Panel System. Tenant further agrees to reimburse Landlord for all out-of-pocket costs and expenses incurred by Landlord in connection with the Solar Panel System, including its installation. Prior to commencement of the installation of the Solar Panel System, Tenant shall provide Landlord with evidence of insurance from Tenant and the party installing the Solar Panel System naming Landlord as additional insured.
    (e)    Roof Replacement. Tenant acknowledges and agrees that Landlord will be required, from time to time during the Lease Term, to complete certain routine maintenance, repairs and replacements of the Building’s roof, and during such events, it may be necessary to remove all or part of the Solar Panel System while such maintenance, repairs and replacements take place. Within thirty (30) days of notice to Tenant (or such lesser time as is reasonable in connection with any emergency repair) that Landlord intends to complete any maintenance, repairs or replacements to the Building roof that requires removal of the Solar Panel System, Tenant shall cause (at Tenant’s sole cost and expense) the Solar Panel System to be removed until Landlord completes the roof maintenance, repairs, or replacements.
(f)    Taxes. Tenant shall be obligated to pay all taxes, assessments, and special assessments applicable to the Solar Panel System. Tenant shall pay such amounts directly to the taxing authority, but if Landlord is assessed such amounts instead of Tenant, Tenant shall reimburse Landlord all such amounts within thirty (30) days of Landlord’s demand.
(g)    No Liability. The Solar Panel System shall be located on the Building at Tenant’s sole risk. Landlord shall not be responsible to Tenant for any damage, casualty, theft, or other liability resulting from the presence of the Solar Panel System on the Building.
(h)    Default. Any breach of this Amendment by Tenant shall give rise to a default under Section 8.1 of the Lease (subject to any applicable notice and grace periods as set forth in Section 8.1 of the Lease).

3.    No Default. Tenant is not aware of any default by Landlord under any of the terms or provisions of the Lease as of the Second Amendment Effective Date.
4.    Entire Agreement. This Amendment supersedes and replaces any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Amendment. The Existing Lease and this Amendment constitute the entire agreement of the parties with respect to the subject matter of the Existing Lease and this Amendment. There are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Amendment or the Existing Lease. It is likewise agreed that the Existing Lease and this Amendment may not be altered, amended, modified or extended except by an instrument in writing signed by both Landlord and Tenant.
5.    Authority. Tenant represents and warrants to Landlord that: (a) Tenant is a duly organized and validly existing Minnesota corporation in good standing under the laws of the State of Minnesota and Tenant has and is qualified and registered and is authorized to do business in the State of Minnesota; (b) Tenant has the full right and authority to execute, deliver and perform this Amendment; (c) the person executing this Amendment on behalf of Tenant is authorized to do so; and (d) this Amendment, when executed and delivered by Tenant and Landlord, will constitute the valid and binding agreement of Tenant, enforceable against Tenant in accordance with its terms.
6.    Status of Lease. The Existing Lease, as amended by this Amendment, is in full force and effect and is binding upon and enforceable by Landlord and Tenant in accordance with its terms. In the event of a conflict between the terms and conditions of the Existing Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.
7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original, and all of which, taken together, will constitute one and the same instrument. An electronic copy or facsimile copy of this Amendment bearing the signature of any party shall be binding upon such party to the same extent as an original counterpart of this Amendment bearing such party’s signature.
[Signature Page Follows]

EXECUTED effective as of the Second Amendment Effective Date.

Tenant:

SLEEP NUMBER CORPORATION a Minnesota corporation

By:	/s/ Joel Laing
Name:	Joel Laing
Title:	Treasurer and Chief Accounting Officer

LANDLORD:

LEGACY 1001 MINNEAPOLIS VENTURE, LLC, a Delaware limited partnership

Legacy - SP Minneapolis, as Administrative member

By:	/s/ Jay Rappaport
Name:	Jay Rappaport
Title:	CEO